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                                                                       Exhibit n

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-2 of our report dated December 17, 2002, relating to the statement of assets and liabilities of PIMCO Corporate Opportunity Fund as of December 16, 2002 and the related statement of operations for the one day then ended, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
February 14, 2003